Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-102436

                              PROSPECTUS SUPPLEMENT

                      To Prospectus dated January 17, 2003
                             and supplemented by the
                          Prospectus Supplements, dated
     January 29, 2003, January 30, 2003, February 4, 2003, February 5, 2003, February 6, 2003, February 14, 2003, February 19, 2003, February 21, 2003,
     February 24, 2003, February 26, 2003, February 28, 2003, March 4, 2003,
    March 6, 2003, April 1, 2003, April 8, 2003, April 25, 2003, May 1, 2003,
      May 6, 2003, July 10, 2003, September 24, 2003 and October 23, 2003,

                                       of

                                  FINDWHAT.COM

         Mr. Terrence E. Troy ("Mr. Troy") sold the following number of shares of our common stock on the date and at the per share price set forth below:

o 7,500 shares on February 4, 2004 at an average price of $18.73 per share.

         This sale was effected by Wachovia Securities as agent, at a total commission of $400.00. Immediately following this sale, Mr. Troy beneficially owned 17,500 shares of our common stock.

         On February 5, 2004, the closing price per share of our common stock on the Nasdaq National Market was $18.64.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is February 6, 2004.